AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Employment Agreement between Richard A. Anderson, an individual, (“Employee”) and Hythiam, Inc., a Delaware corporation, (“Employer”) is dated as of July 16, 2008.

RECITALS

A.           WHEREAS, Employer and Employee previously made and entered into an Employment Agreement (the “Employment Agreement”) with a Commencement Date of April 19, 2005, which is incorporated herein by reference.

B.           WHEREAS, Section 8.13 of the Employment Agreement provides that it may be amended, modified or supplemented by a writing executed by each of the parties.

C.           WHEREAS, Employer and Employee desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration thereof and of the covenants and conditions contained herein, the parties agree as follows:

AMENDMENT

1. Section 2.2 of the Employment Agreement is amended and restated to read in its entirety as follows:

2.2           Position and Duties.  Employee shall serve as Employer’s President & Chief Operating Officer, reporting directly to Employer’s Chief Executive Officer (“CEO”), and shall have the general powers, duties and responsibilities of management usually vested in that office in a corporation, and such other additional powers and duties as may be prescribed from time to time by the CEO and Employer’s Board of Directors (“Board”).

2. Section 3.2 of the Employment Agreement is amended and restated to read in its entirety as follows:

3.2           Base Salary.  Employer shall pay to Employee a base annual salary of $350,000 annually, payable in accordance with Employer’s standard payroll practices, less applicable withholding. At Employer’s sole discretion, Employee’s base salary may be increased, but not decreased. Notwithstanding the foregoing, beginning on January 1, 2006 and annually thereafter, the Employee’s annual salary then in effect shall be increased by at least the Consumer Price Index for Los Angeles, CA (or a reasonable proxy thereof).

3. Employee shall be paid a one-time $25,000 retention bonus, in addition to any bonuses paid pursuant to Section 3.3 of the Agreement.  Employer shall also pay to Employee in cash one-half of Employee’s paid time off (PTO) accumulated as of the date hereof, not to exceed $25,000.

4. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Employment Agreement.

5. Except as expressly amended by this Amendment, the Employment Agreement  shall remain in full force and effect, and is hereby ratified and reaffirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

EMPLOYEE:

/s/ RICHARD A. ANDERSON
Richard A. Anderson

HYTHIAM, INC.

By:  /s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer